EXHIBIT 99.1

FOR IMMEDIATE RELEASE

RASER TECHNOLOGIES, INC. 5152 North Edgewood Drive Provo, Utah 84604 (801) 765-1200

RASER TECHNOLOGIES, INC. AND SUBSIDIARIES FILE VOLUNTARY PETITIONS FOR REORGANIZATION UNDER CHAPTER 11 OF THE UNITED STATES

BANKRUPTCY CODE IN ORDER TO RESTRUCTURE BUSINESS AND CAPITAL STRUCTURE

Provo, UT, April 29, 2011, Raser Technologies, Inc. (OTCBB: RZTI), a renewable energy company, today announced it and all of its wholly-owned subsidiaries (collectively, the “Company”), filed voluntary petitions under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Court”) to effect a restructuring of the Company’s business and capital structure.

The Chapter 11 petitions were filed to effectuate certain transactions contemplated by a Plan Support and Restructuring Agreement dated April 28, 2011 (the “Plan Support Agreement”), among the Company, the Thermo No. 1 project secured creditors and certain holders of the Company’s unsecured 8% Convertible Senior Notes Due 2013. Under the terms of the Plan Support Agreement, the Company will restructure substantially all of its liabilities, including over $90 million of secured and unsecured debt and over $5 million in trade obligations and other claims, and will receive an infusion of new capital to ensure that the Company will be in a position to continue its operations in the ordinary course and execute its business plan.

Nick Goodman, Chairman & CEO of the Company, said “Throughout the reorganization process, we will be conducting ‘business as usual’ and have taken every step possible to ensure that the Chapter 11 filings will not adversely affect our day-to-day operations or the delivery of power from our Thermo No. 1 plant. These steps include obtaining a committed $8.75 million debtor-in-possession financing facility from two of our bondholders.” He added “Reorganizing and recapitalizing the Company is a critical step in positioning the Company to obtain the capital we need to repower our Thermo No. 1 project, develop our resource portfolio and take advantage of growth opportunities in the geothermal energy market. Today’s action will provide long-term relief from our debilitating legacy debt and allow us to pursue development of innovative geothermal and other renewable energy solutions. We are optimistic that the strong support we have received from our creditors will facilitate an accelerated pace for our reorganization and our exit from bankruptcy.”

The Plan Support Agreement contemplates resolution of substantially all existing secured and unsecured debt of the Company and $8.75 million of new debtor-in-possession financing to fund the Company’s working capital needs during the pendency of the Chapter 11 process and elimination of all equity interests, including common stock, options, and warrants.

The Company’s Chapter 11 case is pending in the United States Bankruptcy Court for the District of Delaware, Case No. 11-11315. Peter S. Partee, Sr. of Hunton & Williams, LLP serves as lead counsel to the Company in its restructuring.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, including, but not limited to, statements regarding the proposed terms of a plan of reorganization of the Company. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, the competitive environment, capital markets and our ability to compete in the industry; our ability to retain key personnel; our ability to secure sufficient votes to approve a plan of reorganization such other risks as identified in our annual report on Form 10-K for the year ended December 31, 2010, as filed with the Securities and Exchange Commission, and all subsequent filings.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Raser Technologies, Inc. Issa Arnita Investor Relations (801) 765-1200 investorrelations@rasertech.com